UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2014

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                             Departure of James A. Bannon as Director

On December 8, 2014, James A. Bannon resigned as Director of INC Research Holdings, Inc. (the “Company”), effective immediately.

(d)                                             Election of Richard N. Kender as Director

On December 8, 2014, the Board of Directors of the Company (the “Board”) appointed Richard N. Kender as a Class III director, effective immediately, to hold office until the Company’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

The Nominating and Corporate Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. After reviewing several director candidates, the Nominating and Corporate Governance Committee recommended Mr. Kender for appointment to the Board. Mr. Kender also was appointed to serve on the Audit Committee of the Board (along with directors Charles C. Harwood, Jr. (Chair) and Robert W. Breckon), replacing David F. Burgstahler on the Audit Committee.

There are no related party transactions between Mr. Kender and the Company, and the Company believes that Mr. Kender satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act.

Upon his appointment to the Board, the Company granted Mr. Kender restricted stock units for 674 shares of the Company’s Class A common stock and an option to purchase 1,347 shares of the Company’s Class A common stock at an exercise price of $24.61, the fair market value of the stock on the date of grant.  Both of these awards will vest in equal annual installments of 33 and 1/3% over a three-year period on each anniversary of the date of grant.  In addition, pursuant to its policy on compensation of non-employee directors, the Company will pay Mr. Kender Board fees of $50,000 per calendar year and an additional $10,000 annual fee for serving on the Audit Committee.

Mr. Kender is a 35-year veteran in the pharmaceutical industry and spent his entire career at Merck & Co., Inc. Mr. Kender worked across the business in such areas as accounting, finance and business development, holding roles of increasing responsibility. Most recently, he served as Senior Vice President, Business Development and Corporate Licensing from 2000 until his retirement in 2013. Mr. Kender graduated from Villanova University with a Bachelor’s of Science degree in Accounting and earned his MBA from Fairleigh Dickinson University.

A copy of the press release regarding the appointment of Mr. Kender to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated December 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date:	December 8, 2014	/s/ Christopher L. Gaenzle
		Name:	Christopher L. Gaenzle
		Title:	Chief Administrative Officer & General Counsel